UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION

13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2006 (February 28, 2006)

FIVE STAR QUALITY CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or other jurisdiction

of incorporation)

Commission File No. 1-16817	04-3516029
(IRS Employer
Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 796-8387

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 28, 2006, we agreed to lease two rehabilitation hospitals from Senior Housing Properties Trust, or Senior Housing, as more fully described in the copy of our press release attached hereto as Exhibit 99.1 which is incorporated herein by reference. The lease for these two hospitals, or the Lease, has a twenty year term with an initial expiration date of June 30, 2026, and has one twenty year renewal option which must be exercised at least one year prior to the expiration of the Lease. The term of the Lease commences when we receive all health regulatory approvals required to operate the two hospitals. In the event we do not obtain these approvals on or before June 30, 2006, Senior Housing has the right to terminate the Lease. Under the terms of the Lease, we will pay Senior Housing $854,167 per month in rent, or approximately $10.3 million per year. Financial information about the current operations at the two hospitals is incomplete and may be inaccurate. As a result, the Lease grants us and Senior Housing the right to reset the rent under the Lease on the following terms:

•

Anytime between April 1, 2008 and May 15, 2008, either we or Senior Housing may request the rent to be reset. If a rent reset request is made, the Lease provides that we and Senior Housing will negotiate for a rent reset amount. If we and Senior Housing are unable to agree upon a rent reset amount by June 15, 2008, we and Senior Housing will attempt to agree upon a procedure for binding arbitration to establish a rent reset amount. During the arbitration process, we will continue to pay the current rent but the arbitration will reset the rent effective July 1, 2008.

•

If a rent reset request is made, but we and Senior Housing are unable to agree upon a rent reset amount or upon a procedure for binding arbitration to determine a rent reset amount, the Lease provides that we will cooperate with Senior Housing to transfer the hospitals’ operations to a new tenant designated by Senior Housing who is approved by the Massachusetts health regulatory authorities.

The remaining material terms of the Lease are similar to the material terms of our existing leases with Senior Housing, which are described in our Annual Report on Form 10-K for the year ended December 31, 2004.

We were a subsidiary of Senior Housing prior to its spin-off in 2001, and Senior Housing owns and is our landlord for 135 of our 153 communities. We have material relationships with Senior Housing that are more fully described in paragraphs one through five of the section titled “Certain Relationships and Related Transactions” of our Definitive Proxy Statement for our annual meeting of shareholders held May 11, 2005, as filed with the Securities and Exchange Commission, or the SEC, and the section titled “Related Party Transactions” of Item 2 of our Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, June 30 and September 30, 2005, which parts of such filings we collectively incorporate by reference into this Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1.	Press Release, dated March 1, 2006.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND FEDERAL SECURITIES LAWS. THESE STATEMENTS REFLECT OUR INTENT, BELIEFS OR EXPECTATIONS, OR THE INTENT, BELIEFS OR EXPECTATIONS OF OUR DIRECTORS AND OFFICERS, BUT THEY ARE NOT GUARANTEED TO OCCUR. FOR EXAMPLE, WE MAY NOT RECEIVE THE REQUIRED REGULATORY APPROVALS TO LEASE THE TWO REHABILITATION HOSPITALS AND THE LEASE FOR THESE HOSPITALS MAY NOT BECOME EFFECTIVE. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC.

By: /s/ Bruce J. Mackey Jr.
Name: Bruce J. Mackey Jr.
Title: Treasurer and Chief Financial Officer

Date: March 6, 2006